                                                                     Exhibit 3.3


                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION
                                      OF
                         SATCON TECHNOLOGY CORPORATION
                            Pursuant to Section 242
                       of the General Corporation Law of
                             the State of Delaware
                   ----------------------------------------


     SatCon Technology Corporation (hereinafter called the "Corporation"), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

     The Board of Directors of the Corporation duly adopted two resolutions by Written Action dated January 2, 1997, pursuant to Sections 141 and 242 of the General Corporation Law of the State of Delaware, setting forth amendments to the Certificate of Incorporation of the Corporation and declaring said amendments to be advisable. The stockholders of the Corporation duly approved said proposed amendments at the Annual Meeting of Stockholders held on February 26, 1997 in accordance with Section 242 of the General Corporation Law of the State of Delaware. The resolutions setting forth the amendments are as follows:

RESOLVED:
-------- That the Board of Directors deems it advisable and in the best interests of the Corporation and its stockholders that Article 4 of the Certificate of Incorporation of the Corporation be and hereby is deleted and is replaced in its entirety by the provisions attached hereto as Exhibit A in order to increase the
                                           ---------
             authorized number of shares of Common Stock of the Corporation from 10,000,000 to 15,000,000.

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FURTHER
RESOLVED:
-------- That the Board of Directors deems it advisable and in the best interests of the Corporation and its stockholders that Article 13 be added to the Certificate of Incorporation of the Corporation in the form attached hereto as Exhibit B in order to divide the
                                            ---------
             members of the Board into three classes having staggered three-year terms.





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     IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this Certificate of Amendment to be signed by its President this 25th day of April, 1997.

                                               SATCON TECHNOLOGY CORPORATION


                                               By:  /s/ David B. Eisenhaure
                                                    -----------------------
                                                    David B. Eisenhaure
                                                    Chief Executive Officer

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                                                                       Exhibit A
                                                                       ---------


4. The total number of shares of stock which the Corporation shall have authority to issue is sixteen million (16,000,000) shares, fifteen million (15,000,000) of which shall be Common Stock, of the par value of One Cent ($.01) per share; and one million (1,000,000) of which shall be Preferred Stock, of the par value of One Cent ($.01) per share.

Additional voting powers, designations, preferences, rights and qualifications, limitations or restrictions of the shares of stock shall be determined by the Board of Directors of the Corporation from time to time.

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                                                                       Exhibit B
                                                                       ---------


     13. The management of the business and the conduct of the affairs of the Corporation will be governed as follows:

     1.  Number of Directors.  The number of directors of the Corporation shall
         -------------------
not be less than three. The exact number of directors within the limitations specified in the preceding sentence shall be fixed from time to time pursuant to a resolution adopted by the Board of Directors or as provided in the Corporation's Bylaws.

     2.  Classes of Directors.  The Board of Directors shall be and is divided
         --------------------
into three classes: Class I, Class II and Class III. No one class shall have more than one director more than any other class. If a fraction is contained in the quotient arrived at by dividing the authorized number of directors by three, then, if such fraction is one-third, the extra director shall be a member of Class I, and if such fraction is two- thirds, one of the extra directors shall be a member of Class I and one of the extra directors shall be a member of Class II, unless otherwise provided for from time to time by resolution adopted by a majority of the Board of Directors.

     3.  Election of Directors.  Elections of directors need not be by written
         ----------------------
ballot except as and to the extent provided in the Bylaws of the Corporation.

     4.  Terms of Office.  Each director shall serve for a term ending on the
         ---------------
date of the third annual meeting following the annual meeting at which such director was elected; provided, that each initial director in Class I shall serve for a term expiring at the 1998 annual meeting; each initial director in Class II shall serve for a term expiring at the 1999 annual meeting; and each initial director in Class III shall serve for a term expiring at the 2000 annual meeting; and provided further, that the term of each director shall continue until the election and qualification of his successor and shall be subject to his earlier death, resignation or removal.

     5.  Allocation of Directors among Classes in the Event of Increases or
         ------------------------------------------------------------------
Decreases in the Number of Directors.  In the event of any increase or decrease
------------------------------------
in the authorized number of directors, (i) each director then serving as such shall nevertheless continue as a director of the class of which he is a member until the expiration of his current term, subject to his earlier death, resignation or removal, and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors in accordance with the provisions of Section 2 above. To the extent possible, consistent with the foregoing rule, any newly created directorships shall be added to those classes whose terms of office are to expire at the latest dates following such allocation, and any newly eliminated directorships shall be subtracted from those classes whose terms of offices are to expire at the earliest dates following such allocation, unless otherwise provided from time to time by resolution adopted by the Board of Directors.

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     6.  Quorum; Action at Meeting.  A majority of the total number of directors
         -------------------------
then in office shall constitute a quorum at all meetings of the Board of Directors. In the event one or more of the directors shall be disqualified to vote at any meeting, then the required quorum shall be reduced by one for each such director so disqualified; provided, however, that in no case shall less
                               --------  -------
than one-third of the number of directors fixed pursuant to Section 1 above constitute a quorum. If at any meeting of the Board of Directors there shall be less than such a quorum, a majority of those present may adjourn the meeting from time to time. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors unless a greater number is required by law, by the Bylaws of the Corporation or by this Certificate of Incorporation.

     7.  Removal.  For so long as the Board of Directors is classified pursuant
         -------
to Section 141(d) of the General Corporation Law of Delaware, directors of the Corporation may be removed only for cause by the affirmative vote of the holders of at least two-thirds of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote.

     8.  Vacancies.  Unless and until filled by the stockholders, any vacancy in
         ---------
the Board of Directors, however occurring, including a vacancy resulting from an enlargement of the Board, may be filled by a vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. A director elected to fill a vacancy shall be elected to hold office until the next election of the class for which such director shall have been chosen, subject to the election and qualification of his successor and to his earlier death, resignation or removal.

     9.  Amendments to Article.  Notwithstanding any other provisions of law,
         ---------------------
this Certificate of Incorporation or the By-Laws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least seventy-five percent (75%) of the shares of capital stock of the Corporation issued and outstanding and entitled to vote shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article 13.